UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): August 16, 2022

FLOWSERVE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	001-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 700, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 443-6500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.25 Par Value	FLS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Directors
On August 16, 2022, Flowserve Corporation (the “Company”) announced that Kenneth Siegel, Senior Vice President of Mergers & Acquisitions, Energy Subsidiaries and Strategic Planning for Loews Corporation (“Loews”) has been elected by the Company’s Board of Directors (the “Board”) as a new member of the Board, effective August 16, 2022.  Mr. Siegel joined Loews in 2009 and serves as a member of the Board of Directors of CNA Financial Corporation, a publicly traded subsidiary of Loews.  Mr. Siegel also serves on the Board of Directors of Altium Packaging and is the Chairman of the Board of Directors of Boardwalk Pipeline Partners, LP, both of which are also subsidiaries of Loews.  Prior to joining Loews, Mr. Siegel was the head of Mergers and Acquisitions for several industry groups at Barclays Capital and Lehman Brothers.
Mr. Siegel fills the newly created directorship resulting from the increase in the number of directors pursuant to resolutions duly adopted by the Board under the Company’s Amended and Restated By-Laws (as amended and restated, the “By-Laws”) disclosed in Item 5.03 below.  In connection with his election to the Board, Mr. Siegel has also been appointed as a member of the Audit Committee and the Finance and Risk Committee of the Board.  Mr. Siegel is expected to be nominated for reelection by the Company’s shareholders at the 2023 annual meeting of shareholders.  There is no agreement or understanding between Mr. Siegel and any other person pursuant to which he was selected as a director.
The Board has made an affirmative determination that Mr. Siegel qualifies as an independent director under the New York Stock Exchange listing standards and the Company’s standards for director independence and qualifies as independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Board has also made the affirmative determination that Mr. Siegel qualifies as an “audit committee financial expert” as such term is defined under Item 407(d)(5) of Regulation S-K under the Exchange Act.  There have been no transactions directly or indirectly involving Mr. Siegel that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.
Mr. Siegel will be compensated for his service on the Board in accordance with the Company’s compensatory and other arrangements for non-employee directors, which are described in detail in the Company’s definitive proxy statement dated March 31, 2022, under the heading “Director Compensation”.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 16, 2022, the Board approved an amendment to the Company’s By-Laws, effective August 16, 2022.  Article III, Section 2 of the By-Laws, which sets forth the number of directors of the Company, was amended by the Board to increase the number of directors of the Company from nine to ten.
The foregoing description of the amendment contained in the By-Laws is qualified in its entirety by reference to the full text of, and should be read in conjunction with, the By-Laws, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
On August 17, 2022, the Company issued a press release announcing the election of Mr. Siegel. The press release is furnished as Exhibit 99.1 hereto.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filings under the Securities Act of 1933, as amended or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Flowserve Corporation By-Laws, as amended and restated effective August 16, 2022.

99.1	Press release, dated August 17, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: August 17, 2022	By:	/s/ Susan C. Hudson
Susan C. Hudson
Senior Vice President, Chief Legal Officer
and Corporate Secretary